UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01    Regulation FD Disclosure

Portland General Electric (PGE or the Company) is responding to the global outbreak of the novel coronavirus (COVID-19) and the resulting impact on the communities it serves, supply chains, and the regional economy by enhancing its business continuity plan, which is designed to ensure the safety of the public and employees while the Company continues to provide critical service to its customers. In addition to directing employees to work from home when appropriate, the Company has implemented safeguards for employees who play critical roles to ensure operational reliability and established protocols for employees who interact directly with the public. The Company has enacted extra physical and cyber-security measures to safeguard systems in order to serve operational needs, including those of its remote workforce, and to ensure uninterrupted service to customers.

The Company also recognizes that many of its customers are facing financial hardships and other challenges. To help mitigate the impact of the pandemic on customers, the Company has taken a number of steps to support its customers and communities, including suspending disconnections and late fees during the crisis, while partnering with local non-profits to stabilize the impacts on small businesses and low-income residential customers.

The Company will continue to evolve its business continuity plan to follow guidance from the Center for Disease Control and the Oregon Health Authority.

Item 8.01    Other Events.

The following risk factor should be read in conjunction with the risk factors described in “Item 1A. Risk Factors” on the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The spread of the novel coronavirus COVID-19 could have a material adverse effect on PGE’s business.

The global coronavirus (COVID-19) pandemic has adversely impacted economic activity and conditions worldwide. Measures to control the spread of COVID-19 have affected the demand for the products and services of many businesses in PGE’s service territory and disrupted supply chains around the world. The full scope and extent of the impacts of COVID-19 on the Company’s operations are unknown. PGE continues to monitor the impacts of the pandemic on its workforce, liquidity, capital markets, reliability, cybersecurity, customers, suppliers, and macroeconomic conditions and cannot predict whether COVID-19 will have a material impact on its business. However, a protracted slowdown of broad sectors of the economy, changes in demand for commodities, or significant changes in legislation or regulatory policy to address the pandemic could result in reduced demand for electricity in PGE’s region, increased late or uncollectible customer payments, and the inability of the Company’s contractors, suppliers and other business partners to fulfill their contractual obligations, any of which could have a material adverse effect on the Company’s results of operations, financial condition and cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	April 6, 2020	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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